           As filed with the Securities and Exchange Commission on July 28, 2000
                             Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               NETRIX CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)
                                   54-1345159
                      (I.R.S. Employer Identification No.)

                          13595 Dulles Technology Drive
                             Herndon, Virginia 20171
          (Address of Principal Executive Offices, Including Zip Code)

       AMENDED AND RESTATED AETHERWORKS CORPORATION 1997 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                Peter J. Kendrick
                             Chief Financial Officer
   Netrix Corporation, 13595 Dulles Technology Drive, Herndon, Virginia 20171
                     (Name and Address of Agent for Service)
                                 (703) 742-6000
          (Telephone Number, Including Area Code of Agent For Service)
                                  ------------

                                    COPY TO:
                              John T. Capetta, Esq.
                            KELLEY DRYE & WARREN LLP
                               Two Stamford Plaza
                              281 Tresser Boulevard
                           Stamford, Connecticut 06901

                                  -------------

                         CALCULATION OF REGISTRATION FEE

---------------------------- --------------------- ------------------------ -------------------------- -----------------------------

                                 Amount to be         Proposed Maximum          Proposed Maximum                Amount of
    Title of Securities         Registered(2)        Offering Price Per        Aggregate Offering            Registration Fee
     to be Registered                                     Share(3)                  Price(3)
---------------------------- --------------------- ------------------------ -------------------------- -----------------------------

Common Stock,
par value $.05 per share(1)    1,826,372 Shares           $7.6875               $14,040,234.75                 $3,706.62
---------------------------- --------------------- ------------------------ -------------------------- -----------------------------

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) The Registrant is registering 1,826,372 shares of its Common Stock, par value $.05 per share, for issuance pursuant to the Amended and Restated AetherWorks Corporation 1997 Stock Option Plan.


(3) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Computation is based upon the Registrant's good faith estimate of the value of its Common Stock based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on July 27, 2000.


                                EXPLANATORY NOTE


     Pursuant to an Agreement and Plan of Merger, dated December 31, 1999, among the Registrant, Nx1 Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Registrant ("Nx1"), and AetherWorks Corporation, a Minnesota Corporation ("AetherWorks"), among other things, (i) AetherWorks merged with and into Nx1 (ii) each share of common stock of AetherWorks, issued and outstanding immediately prior to the effective time of the merger was converted into the right to receive 1.377 shares of common stock of Registrant, and (iii) at the effective time of the merger, all of the issued and outstanding options to acquire AetherWorks' common stock pursuant to the AetherWorks Corporation 1997 Stock Option Plan (subsequently amended and restated) were converted into the right to receive that number of options to acquire shares of the common stock, par value $.05, of Registrant.

================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission (the "Commission") Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") by Netrix Corporation are hereby incorporated by reference in this Registration Statement:

         (a) Netrix Corporation's Current Report on Form 8-K/A (filed with the Commission on May 30, 2000);

         (b) Netrix Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Commission on March 30, 2000, and the amendment thereto filed on Form 10-K/A on May 1, 2000;

         (c) Netrix Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (filed with the Commission on May 15, 2000);

         (d) Netrix Corporation's Current Report on Form 8-K (filed with the Commission on March 31, 2000);

         (e) Netrix Corporation's Current Report on Form 8-K (filed with the Commission on February 23, 2000);

         (f) Netrix Corporation's Current Report on Form 8-K (filed with the Commission on February 7, 2000);

         (g) Netrix Corporation's Current Report on Form 8-K (filed with the Commission on January 14, 2000); and

         (h) The description of the Netrix Corporation's common stock, $.05 par value per share (the "Common Stock"), contained in Netrix's registration statement on Form S-1, as amended, filed by Netrix Corporation with the

Commission on September 18, 1992, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All reports and definitive proxy or information statements documents filed by Netrix Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all such securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof, commencing on the respective dates on which such reports and documents are filed with the Commission. Any statement incorporated by reference herein shall also be deemed to be modified or superseded for the purposes of this Registration Statement and any amendment or supplement hereto to the extent that another statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement or any amendment or supplement hereto.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify any person under such Section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made with respect thereto unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify present or former directors and officers who are successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Article XI of the Registrant's Amended and Restated Bylaws provides for indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

         Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. The Registrant has obtained officers' and directors' liability insurance of $50 million for members of its Board of Directors and executive officers. In addition, the Registrant has entered into indemnification agreements with the directors and officers of the Registrant, indemnifying each such person against losses, liabilities and expenses arising out of any claims made against such person by reason of his or her being a director or officer of the Registrant. Among other exclusions, the Registrant shall not indemnify any person with respect to claims involving receipt of a personal benefit to which the recipient is not entitled; the return of profits from the sale of securities as contemplated by Section 16 of the Exchange Act; or knowingly fraudulent, dishonest or willful misconduct.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

    EXHIBIT NO.                         DESCRIPTION
    ----------                          -----------

        4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Netrix's registration statement on Form S-1, filed on September 18, 1992, as amended).

        4.2 Amendment to Certificate of Incorporation, dated August 26, 1999 (incorporated by reference to Exhibit 4.8 to Netrix's registration statement on Form S-3, filed on June 18, 1999, as amended).

        4.3         Amended and Restated  By-laws  (incorporated by reference to
                    Exhibit 3.2 of Netrix's registration statement on Form S-1, filed on September 18, 1992, as amended).

        4.4         Specimen   certificate  of  common  stock  (incorporated  by
                    reference to Exhibit 4.2 to Netrix's registration statement on Form S-1, filed on September 18, 1992, as amended).

       *4.5         Amended  and  Restated  AetherWorks  Corporation  1997 Stock
                    Option Plan.

       *5 Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered.

       *23.1        Consent of Arthur Andersen LLP.

       *23.2 Consent of Kelley Drye & Warren LLP (included in their opinion filed as Exhibit 5 hereto).

       *24          Power  of  Attorney   (incorporated   by  reference  to  the
                    signature page of this Registration Statement).

---------------------
*  Filed herewith.


ITEM 9.           UNDERTAKINGS.

(a)      The undersigned hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; that paragraphs (a)(1)(i) and PROVIDED, HOWEVER, (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Netrix Corporation's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Netrix Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Herndon, State of Virginia, on this 27th day of July, 2000.

                                          NETRIX CORPORATION

                                          By: /S/ STEVEN T. FRANCESCO
                                              ---------------------------
                                              Name: Steven T. Francesco
                                              Title: Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Steven T. Francesco and Peter Kendrich, and each of them, as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

          SIGNATURE                        TITLE                         DATE
          ---------                        -----                         ----

/s/ STEVEN T. FRANCESCO           Chairman, Chief Executive        July 27, 2000
-------------------------       (Principal Executive Officer)
    STEVEN T. FRANCESCO


/s/ PETER J. KENDRICK         Vice President of Finance            July 27, 2000
-------------------------      and Administration and
    PETER J. KENDRICK         Chief Financial Officer
                            (Principal Financial Officer)


/s/ JENNIFER BELL-GORDON              Controller                   July 27, 2000
-------------------------    (Principal Accounting Officer)
    JENNIFER BELL-GORDON

/s/ DOUGLAS J. MELLO                   Director                    July 27, 2000
-------------------------
    DOUGLAS J. MELLO


/s/ RICHARD YALEN                      Director                    July 27, 2000
-------------------------
    RICHARD YALEN


/s/ ROBERT M. GLORIOSO                 Director                    July 27, 2000
-------------------------
    ROBERT M. GLORIOSO


/s/ THOMAS LIEBERMAN                   Director                    July 27, 2000
-------------------------
    THOMAS LIEBERMAN


/s/ BILL YUNDT                         Director                    July 27, 2000
-------------------------
    BILL YUNDT


/s/ JOHN M. FACCIBENE                  Director                    July 27, 2000
-------------------------
    JOHN M. FACCIBENE

                                  EXHIBIT INDEX


  EXHIBIT NO.                            DESCRIPTION

     4.1 Amended and restated certificate of incorporation (incorporated by reference to Exhibit 3.1 to Netrix's registration statement on Form S-1, filed on September 18, 1992, as amended).

     4.2 Amendment to certificate of incorporation, dated August 26, 1999 (incorporated by reference to Exhibit 4.8 to Netrix's registration statement on Form S-3, filed on June 18, 1999, as amended).

     4.3 Amended and restated by-laws (incorporated by reference to Exhibit 3.2 of Netrix's registration statement on Form S-1, filed on September 18, 1992, as amended).

     4.4 Specimen certificate of common stock (incorporated by reference to Exhibit 4.2 to Netrix's registration statement on Form S-1, filed on September 18, 1992, as amended).

    *4.5       Amended and Restated  AetherWorks  Corporation  1997 Stock Option
               Plan.

    *5 Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered.

    *23.1      Consent of Arthur Andersen LLP.

    *23.2 Consent of Kelley Drye & Warren LLP (included in their opinion filed as Exhibit 5 hereto).

    *24 Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

  ---------------------
  *   Filed herewith.